Exhibit 4.4

CONSENT AND WAIVER AND AMENDMENT

This CONSENT AND WAIVER AND AMENDMENT is entered into as of June __, 2016, by and between Aethlon Medical, Inc., a Nevada corporation (the “Company”) and the undersigned investor (the “Investor”), which is one of several investors set forth on the signature pages affixed to that certain Securities Purchase Agreement between the Company and the Investors, dated November 26, 2014, as amended (the “SPA”; all capitalized terms used and not defined herein are used as defined in the SPA).

RECITALS:

WHEREAS, the Company and the Investors entered into the SPA whereby the Company issued and sold to the Investors (i) shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), and (ii) warrants to purchase shares of Common Stock (the “Warrants”);

WHEREAS, the Company desires to enter into an “at the market” Common Stock Sales Agreement (the “ATM Agreement”) with H.C. Wainwright & Co. LLC and its affiliates pursuant to which the Company may issue and sell shares of its Common Stock (the “ATM Shares”);

WHEREAS, the Company is requesting the waiver of the participation rights of the Investors set forth under Section 7.14(a) and Section 7.14(b) of the SPA, which provides each Investor with a right of participation in a Subsequent Placement, which, as defined, would include the ATM Agreement and the transactions contemplated thereby (the “Participation Rights”);

WHEREAS, in addition, the Company is requesting consent to enter into the ATM Agreement under Section 7.9(b) of the SPA, which provides for restrictions on various capital raising programs which the Company may enter into which could include the ATM Agreement and the transactions contemplated thereby (the “Transaction Restrictions”);

WHEREAS, the Company and each of Alpha Capital Anstalt (“Alpha”) and Osher Capital Partners LLC (“Osher”) entered into that certain Subscription Agreement dated November 6, 2014, as amended (the “Subscription Agreement”) pursuant to which the Company issued to Alpha and Osher the Notes and the Warrants (each as defined in the Subscription Agreement);

WHEREAS, the Company and each of Alpha and Osher desires to enter into an Amendment dated on or about the date hereof in the form attached hereto as Exhibit A (the “Amendment”);

WHEREAS, as set forth in the Amendment, the Notes and Warrants will be amended to modify the Conversion Price of the Notes and the Purchase Price of the Warrants held by Alpha and by Osher, and the Company will issue new warrants (the “New Warrants”) to purchase Common Stock to Alpha and Osher, as further described in the Amendment;

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WHEREAS, the Company is requesting the waiver of the Participation Rights described above of the Investor with respect to both the ATM Agreement and the Amendment; and

WHEREAS, the undersigned desires to grant the consents and provide the waivers on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Investor and the Company hereby agree as follows:

1.	Waiver of Right of Participation. The undersigned, does hereby waive under Section 9.6 of the SPA, (the “Waiver”) the Participation Right of the Investor under Section 7.14 of the SPA (including Sections 7.14(a) and (b) thereunder) with respect to (i) any and all sales of ATM Shares under the ATM Agreement and (ii) the transactions contemplated by the Amendment. This Waiver is an irrevocable continuing Wavier with respect to the issuance and sale of the ATM Shares, at any time and from time to time, for so long as the ATM Agreement shall be in effect, including any extensions, modifications, or renewals thereof. This Waiver is an irrevocable continuing Wavier with respect to the transactions contemplated by the Amendment. The undersigned further agrees that no further waiver(s) will be required upon the issuance of the Common Stock in connection with the conversion of the Notes, or the exercise of the Warrants or the New Warrants, all after giving effect to the Amendment.

2.	Consent to ATM Agreement under Section 7.9(b). The undersigned does hereby grant consent (the “Consent”) under Section 7.9(b) of the SPA to the Company to enter into the ATM Agreement and perform its obligations thereunder. This Consent is an irrevocable continuing consent with respect to the issuance and sale of the ATM Shares at any time or from time to time for so long as the ATM Agreement shall be in effect, including any extensions or renewals thereto, but not any other amendments or modifications thereto.

3.	Amendment to the Warrants. The term “Exercise Price” as defined Paragraph 1(b) of the Warrants is hereby amended to state “$5.00, subject to adjustment as provided herein”. For purposes of clarity, the Exercise Price in the immediately preceding sentence was determined after giving effect to the 1:50 reverse stock split that occurred on or around April 14, 2015. The parties acknowledge and agree that the holding period for Rule 144 purposes for the Warrants commenced on the date of original issuance thereof notwithstanding the amendment to the Exercise Price contemplated hereby.

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4.	No other Modification, Waiver or Consent. Except as expressly set forth herein, this Consent and Waiver shall not be deemed to create any other waiver, consent, modification or amendment to the SPA or any other Transaction Documents contemplated thereby, and the SPA and such other Transaction Documents remain in full force and effect as originally written, and previously amended, if amended at all.

5.	Effectiveness of Consent and Waiver. This Consent and Waiver shall only be effective upon the execution and delivery of this Consent and Waiver and the execution and delivery of substantially identical waivers by the Required Investors.

6.	Disclosure. On or before 8:30 a.m., New York City time, on June __, 2016, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Amendment and the other substantially identical Amendments signed by other Investors in the form required by the 1934 Act and attaching the form of waiver as an exhibit to such filing ((including all attachments), the "8-K Filing"). From and after the issuance of the 8-K Filing, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents that is not disclosed in the 8-K Filing. In addition, effective upon the issuance of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Investor or any of its affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Investor. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates employees or agents delivers any material, non-public information to any Investor without such Investor’s consent, the Company hereby covenants and agrees that such Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

7.	Independent Nature of Investor Obligations and Rights. The obligations of the Investor under this Consent and Waiver are several and not joint with the obligations of any other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any other Investor under any other Consent and Waiver. Nothing contained herein or in any other Consent and Waiver, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Consent and Waiver or any other Consent and Waiver and the Company acknowledges that the Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Consent and Waiver or any other Consent and Waiver. The Company and the Investor each confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Consent and Waiver or, any other Consent and Waiver, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

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8.	No Third Party Beneficiaries. This Consent and Waiver is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

9.	Amendments. No provision of this Consent and Waiver may be amended other than by an instrument in writing signed by the Company and the Required Investors.

10.	Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Consent and Waiver and the consummation of the transactions contemplated hereby.

11.	Notice. Whenever notice is required to be given under this Consent and Waiver, unless otherwise provided herein, such notice shall be given in accordance with Section 9.4 of the SPA.

12.	Successors and Assigns. This Waiver shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

REMAINDER OF PAGE INTENTIONALLY BLANK

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IN WITNESS WHEREOF, the undersigned has caused this Consent and Waiver and Amendment to be executed as of the date first above written.

____________________________

By: ___________________________

Name:

Title:

AGREED AND ACCEPTED:

AETHLON MEDICAL, INC.

By:   James B. Frakes

Name: James B. Frakes

Title: Chief Financial Officer

Attachment: Exhibit A (Form of Amendment)

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Exhibit A

Amendment

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